DIT VENTURES, INC.

Financial Statements and Supplementary Information

For the quarter ended March 31, 2001

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DIT VENTUERS, INC.

Financial Statements and Supplementary Information

March 31, 2001

Table of Contents

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Page
Independent Auditor's Review Report	1

Financial Statements
Balance Sheet	2-3
Statement of Income	4
Statement of Stockholders' Equity	5
Statement of Cash Flows	6
Note to Financial Statements	7-11

Supplementary Information
Supplementary Schedule- Operating Expenses	12

Auditor's Consent Letter	13



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EDWARD C. LEE, CPA

A Professional Corp.

9420 Telstar Avenue, Suite 101

El Monte, California 91731

Phone: (626) 453-8781

Fax: (626) 453-8785

Stockholders and Board of Directors

DIT Ventures, Inc.

El Monte, CA 91731

We have reviewed the accompanying balance sheet of DIT Ventures, Inc. as of March 31, 2001 and the related statement of income, stockholders' equity, and cash flows for the quarter then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of DIT Ventures, Inc.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

Our review was made primarily for the purpose of expressing limited assurance that there is no material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles. The supplementary data appearing as "Supplementary Schedule - Operating Expenses" is presented only for supplementary analysis purposes. This supplementary information has been subjected to the inquiry and analytical procedures applied in the review of the basic financial statements, and we are not aware of any material modifications that should be made to these data.

/S/ EDWARD C. LEE, CPA

Edward C. Lee, CPA

El Monte, California, U.S.A.

May 21, 2001

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DIT VENTURES, INC.

Balance Sheet

As of March 31, 2001

ASSETS


CURRENT ASSETS
Cash and cash equivalent (Note 2)	$188
Accounts receivable-net	$16,830
Prepaid expenses and other (Note-3	$1,500
Total Current Assets	$18,518

PROPERTY AND EQUIPMENT-NET (Note 4)	$115,594

OTHER ASSETS
Security deposit	$9,500

TOTAL ASSETS	$143,612



See accompanying notes to the financial statements.

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DIT VENTURES, INC.

Balance Sheet

As of March 31, 2001

LIABILITIES & EQUITY


CURRENT LIABILITIES
Notes payable - Current (Note-5)	$160,000
Credit card-American Express	$378
P/R tax & withholding payable	$7,006
State income tax payable (CA)	$800
Accrued expenses (Note-6)	$84,588
Total Current Liabilities	$252,772

NONCURRENT LIABILITIES	-0-

STOCKHOLDERS' EQUITY (Note 7)
Stock authorized: 70,000,000 Common	-0-
Stock authorized: 30,000,000 Preferred	-0-
Stock issued: 12,000,697 common @ $0.001 par value	$12,001
Additional paid-in capital	$330,685
Accumulated deficit	($451,846)
Stockholders' equity - Net	($109,160)

TOTAL LIABILITIES AND EQUITY	$143,612



See accompanying notes to the financial statements.

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DIT VENTURES, INC.

Statement of Income

For The Quarter Ended March 31, 2001


	Quarter-to-Date March 31, 2001	Year-to-Date March 31, 2001
Revenue (Note 8)	$19,089	$19,089

Cost of Revenue:
Website development cost	$28,663	$28,663
Marketing cost	$16,750	$16,750
Domain name fee	$250	$250
Gross profit (loss)	($26,574)	($26,574)

Operating Expenses:
Marketing expenses	-0-	-0-
General and administrative expenses	$106,384	$106,384
Operating income (loss)	($132,958)	($132,958)

Other Expense and Loss
Interest expenses	($3,200)	($3,200)

Income (Loss) Before Taxes	($136,158)	($136,158)

Provision for Taxes (Note 9)	($800)	($800)

Net Loss	$ (136,958)	$ (136,958)

Loss Per Share (Note 11)	$ (0.011)	$ (0.011)



See accompanying notes to the financial statements.

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DIT VENTURES, INC.

Statement of Stockholders' Equity

As of March 31, 2001


Balance	Common Stock Share	Common Stock Value	Accumulated Deficit	Total

June 1, 00 (Note 1)	11,800,000	$11,800		$11,800
Issued to Dec. 31, 00	140,714	$141		$141

Additional paid-in capital		$270,762		$270,762
Deficit	---	---	$(314,888)	$(314,888)
Bal. Dec. 31, 2000	11,940,714	$282,703	$(314,888)	$(32,185)

Issued to Mar. 31, 01	59,983	$60		$60
Additional paid-in capital		$59,923		$59,923
Deficit	---	---	$(136,958)	$(136,958)
Bal. Mar. 31, 2001	12,000,697	$342,686	$(451,846)	$(109,160)



See accompanying notes to the financial statements.

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DIT VENTURES, INC.

Statement of Cash Flows

For The Quarter Ended March 31, 2001


CASH FLOWS FROM OPERATING ACTIVITIES
Net income for the period	$(136,958)
Adjustments to reconcile net income to net cash:
Depreciation	$2,576
Cash provided by (used for) changes in assets and liabilities:
Accounts receivable	$(10,410)
Prepaid purchase	$1,267
State income tax payable	$800
P/R tax &withholding payable	$(2,265)
Credit card-American Express	$(1,322)
Accrued expenses & interest	$47,961
NET CASH USED FOR OPERATING ACTIVITIES	$(98,351)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of fixed assets	$(33,539)
NET CASH USED FOR INVESTING ACTIVITIES	$(33,539)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds of issuance of common stock	$60
Additional paid-in capital	$59,923
Notes payable - Current	$(20,000)
NET CASH PROVIDED BY FINANCING ACTIVITIES	$39,983

NET INCREASE (DECREASE) IN CASH	$(91,907)

Cash and cash equivalents, beginning of period	$92,095

Cash and cash equivalents, end of period	$188

Supplementary disclosure of cash flow information:
Cash paid: Interest expense	$-0-
Cash paid: Income taxes	$-0-



See accompanying notes to the financial statements.

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DIT VENTURES, INC.

Notes to Financial Statements

March 31, 2001

NOTE 1: ORGANIZATION AND SUMMARY SIGNIFICANT

ACCOUNTING POLICIES

Organization and Purpose

The company was incorporated on February 25, 1981 in the state of Michigan,

U.S.A. under the name Clarks Fork Oil Company, Inc. On March 24, 1994, the company changed its name to Paramount Casino Corporation. The company has been substantially inactive since incorporation.

MEDIA888.COM was incorporated on June 1, 2000 in the state of Nevada and authorized to do intrastate business in the state of California on June 13, 2000.

On August 14, 2000, the name of the corporation was changed to DIT Ventures, Inc.

Paramount changed its name to DIT Ventures, Inc. after the completion of merge with DIT Ventures, Inc. (a corporation in the state of Nevada) on October 15, 2000.

On April 17, 2001, the corporation officially changed its name to MEDIA888, Inc.

It is mainly engaged in the business of website design & hosting, financial information translating, and the network link of business to business and business to consumers.

Going Concern

These financial statements have been prepared in accordance with accounting principles applicable to a going concern, which assumes that the company will realize its assets and discharges its liabilities in the ordinary course of business. At March

31, 2001, the company has a working capital and shareholders' deficiency of

$109,160 and has incurred losses in each period since incorporation. The ability of the company to settle its liabilities as they come due and to fund its ongoing operations is dependent upon the company's ability to obtain financing, new capital injection,

and ultimately achieve profitable operations from its business activities. Failure to continue as a going concern would require a restatement of assets and liabilities on a liquidation basis, which could differ materially from the going concern basis.

Subsequent to March 31, 2001, the company has received a written financing proposal for an additional $500,000 of financing. The funds are expected to be received on or before May 25, 2001. Management believes that these funds will enable the company to continue in business at least until December 31, 2001.

Significant Accounting Policies

The company uses the accrual method of accounting for financial reporting and income tax purpose by which assets and liabilities are recorded and revenues and expenses are recognized in the period in which they are earned and incurred.

(See accompanying notes to the financial statements.)

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A. Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

B. Income Taxes

In February 1992, the Financial Accounting Standards Board issued Statement of

Financial Accounting Standards No. 109 ("SFAS 109"), Accounting for Income Taxes.

SFAS 109 requires a change from the deferred method of accounting for income taxes of APB Opinion No. 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future income tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

C. Revenue Recognition and SAB 101 Impact

The company has reviewed Securities and Exchange Commission Staff Accounting

Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements", and its

effect on the recognition of online service and other fee revenue. The company believes the effect of SAB 101 on its historical fee revenue to be insignificant. DIT

Ventures has, however, adopted the provision for future licensing, web-hosting and maintenance fee revenue. As such, any future license fee, web-hosting fee and maintenance fee revenue will be recognized ratably over the period of the licensing,

web-hosting on maintenance agreements.

With the exception of the licensing fees, maintenance fees and web-hosting fees mentioned above, other revenue generating agreements are on a fee for service basis. These transaction revenues will be derived primarily from subscription fees,

banner ads, and news dissemination fees. In all of these revenue streams, revenue will be recognized only when the services for which payment has been received have been performed.

The company will record barter revenue only to the extent that specific objective evidence exists demonstrating the fair value of benefits given and received. As a result, most barter transactions will be judged to have no value or associated revenue. To date advertising revenue which includes barter advertising, has accounted for less than 1% of the company's revenue.

NOTE 2: CASH AND CASH EQUIVALENTS


Cash on hand	$211
United National Bank #3026604 (Business Checking)	$(23)
Total	$188



(See accompanying notes to the financial statements.)

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NOTE 3: PREPAID EXPENSES AND OTHER


Prepaid purchase - Domain names	$1,500
$1,500



NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment additions are recorded at cost. Maintenance, repairs,

and renewals are expensed, and additions and improvements are capitalized.

Depreciation is computed using straight-line methods over the estimated useful lives of asset ranging from 5-7 years.


Furniture and fixture	$11,954
Computer - PC's	$27,721
Computer - Servers	$37,670
Office equipment	$1,052
Computer software	$9,513
Less accumulated depreciation and amortization	$(10,956)
Total Fixed Asset - Net	$76,954



Website Development Costs

The company has implemented policy 002 of the Emerging Issues Task Force with respect to its statements. As such, in statements after December 31, 2000,

computer software costs that are incurred in the preliminary project stage will be expensed as incurred. Once an application reaches the development stage,

internal and external costs will be capitalized. Such costs include but are not limited to external direct costs and services, payroll and payroll related costs,

and interest costs incurred while developing internal use software. All capitalized costs will be amortized on a straight-line basis over four years.


Software Development Costs	$41,216
Accumulated Depreciation	$(2,576)
Software Development Costs - Net	$38,640



NOTE 5: NOTES PAYABLE AND RELATED PARTY TRANSACTION


Loan from Richard Manley - A	$20,000
Loan from WGN Enterprises, Ltd. - B	$120,000
Loan from WGN Enterprises, Ltd. - C	$20,000
$160,000



(See accompanying notes to the financial statements.)

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A. This loan was executed on July 12, 2000 with maturity date June 30, 2001.

Interest rate is stated at 8% per annum, compounded monthly.

B. This loan was executed on August 30, 2000 with maturity date June 30, 2001.

Interest rate is stated at 8% per annum, compounded monthly.

Upon maturity, the above two creditors have the right, at their options, to require the company to convert all of the unpaid principal balance and accrued interest into shares of the common stock of the company at a deemed price per share of $0.875.

In the event of a prepayment of Loan B, the creditor may only elect to convert a lesser portion of its loan principal into common shares (up to $40,000) and must accept the balance in cash.

C. This loan was executed on September 28, 2000 with a maturity date of June

30, 2001. Interest is calculated at 8% per annum.

NOTE 6: ACCRUED EXPENSES


Accounting fee	$8,133
Advertising	$12,875
Accrued salaries and wages	$20,406
Alarm & security	$81
Consulting fee	$5,000
Dues and subscriptions	$10,677
Internet fees	$1,117
Interest expenses	$8,302
Insurance	$637
Legal fees	$13,188
Licenses and fees	$2,000
Outside service	$1,800
Office expenses	$148
Telephone	$224
$84,588

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NOTE 7: OWNERSHIP


Authorized:	70,000,000 common shares
30,000,000 preferred shares

Issued:	12,000,697 common shares with a par value of $0.001 per share. Nil Preferred Shares with no voting policy or other rights yet established.



(See accompanying notes to the financial statements.)

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NOTE 8: COST OF REVENUE AND WEBSITE DEVELOPMENT COST


Website development cost:
Internet fees-T1	$2,614
Salaries & wages	$16,313
Payroll taxes	$1,351
Depreciation	$8,385
Website development cost-Total	$28,663
Marketing costs	$16,750
Domain name fee	$250
$45,663



NOTE 9: PROVISION FOR INCOME TAX

The company has a loss carry forward of $451,846 available to offset income for the next 20 years for federal income tax purpose.

NOTE 10: LEASE COMMITMENT

The company leases its office space under one noncancelable operating lease.

The commencement date is June 1, 2000 and will expire on May 31, 2002.

Future minimum lease payments are as follows:


31-Dec-01	$25,333
31-May-02	$14,074
Total minimum lease payments	$39,407



NOTE 11: LOSS PER SHARE

The calculations of loss per share in the information for the period ended March

31, 2001 is based on the weighted average number of common shares outstanding.

(See accompanying notes to the financial statements.)

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DIT VENTURES, INC.

Supplementary Schedule-Operating Expenses

March 31, 2001

A. Marketing Expenses	$-0-
Total Marketing Expenses	$-0-

B. General and Administrative Expenses
Accounting	$5,000
Bank charge	$40
Commission	$2,518
Credit card fees	$33
Depreciation	$2,576
Dues and subscriptions	$11,987
Entertainment	$84
Equipment rental	$200
Health and dental insurance	$1,696
Legal & professional	$6,015
Consulting fee	$15,000
Licenses and fees	$6,000
Office expense & supplies	$421
Postage	$328
Rent	$8,444
Repairs and maintenance	$6
Salaries and wages	$35,159
Show & promotion	$100
Outside service	$4,527
Alarm & security	$162
Taxes-payroll	$5,025
Telephone	$926
Utilities	$137
Total General and Administrative Expenses	$106,384

TOTAL OPERATION EXPENSES	$106,384

See accompanying notes to the financial statements.


EDWARD C. LEE, CPA

A Professional Corp.

9420 Telstar Avenue, Suite 101

El Monte, California 91731

Phone: (626) 453-8781

Fax: (626) 453-8785

May 21, 2001

Mr. Kenneth Kang Yeh, CEO/President

DIT Ventures, Inc.

9420 Telstar Avenue, Suite 211

El Monte, CA 91731

Re: Filing of Form 10-Q

Dear Mr. Yeh:

We have reviewed the financial statements of DIT Ventures, Inc. (DITV) for the quarter ended March 31, 2001. We hereby grant our consent for DITV to include our reviewed report (dated May 21, 2001) in DIT's filing of Form 10-Q.

Very truly yours,

/S/ EDWARD C. LEE

Edward C. Lee, CPA

El Monte, California